UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 28, 2017

BOJANGLES’, INC.

(Exact Name of Issuer as Specified in Charter)

Delaware	001-37374	45-2988924
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

9432 Southern Pine Boulevard,

Charlotte, NC 28273

(Address of Principal Executive Offices)

(704) 527-2675

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 28, 2017, based on the recommendation of the Compensation Committee, the Board of Directors of Bojangles’, Inc. (the “Company”) approved certain compensation matters related to Clifton Rutledge, the Company’s President and Chief Executive Officer.

Effective April 1, 2017, Mr. Rutledge’s annual base salary will increase to $600,000. In addition, for the Company’s fiscal year ending December 31, 2017, Mr. Rutledge is eligible to earn an annual cash incentive bonus equal to 100% of his annual base salary as of the last day of the fiscal year, based upon the Company meeting or exceeding targets established for the fiscal year. The payout range for each metric is 50% at threshold, 100% at target, and 150% at or above maximum performance, with straight-line interpolation for performance between threshold and target or between target and maximum. Beginning in fiscal 2017, the opportunity for Mr. Rutledge to earn a bonus award under the Company’s stretch bonus plan has been eliminated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bojangles’, Inc.

March 6, 2017	By:	/s/ M. John Jordan
M. John Jordan Senior Vice President of Finance, Chief Financial Officer and Treasurer